FRANCISCO V. AGUILAR

Secretary of State

202 North Carson Street

Carson City, Nevada 89701-4201

(775) 684-5708

Website: www.nvsos.gov

Business Number

C17151-1999

Filing Number

20233661115

Filed On

11/29/2023 14:21:28 PM

Certificate, Amendment or Withdrawal of Designation
NRS 78.1955, 78.1955(6)
☐ Certificate of Designation
☐ Certificate of Amendment to Designation - Before Issuance of Class or Series
☒ Certificate of Amendment to Designation -After Issuance of Class or Series
☐ Certificate of Withdrawal of Certificate of Designation

TYPE OR PRINT · USE DARK INK ONLY · DO NOT HIGHLIGHT

1. Entity information: ,	Name of entity:
Favo Capital, Inc. I
Entity or Nevada Business Identification Number (NVID): NV19991312642
2. Effective date and time:	For Certificate of Designation or Date: Time: 11/29/2023 Amendment to Designation Only (Optional): (must not be later than 90 days after the certificate is filed)
3. Class or series of stock: (Certificate of Designation only)	The class or series of stock being designated within this filing: Series C Preferred Stock
4. Information for amendment of class or series of stock:	The original class or series of stock being amended within this filing:
5. Amendment of class or series of stock:	☐ Certificate of Amendment to Designation- Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued.

☒ Certificate of Amendment to Designation- After Issuance of Class or Series

The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.

6. Resolution: Certificate of Designation and Amendment to Designation only)

By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences , limitations, restrictions and relative rights of the following class or series of stock.* Series A Preferred Stock

SEE BELOW

7. Withdrawal:

Designation being Withdrawn:          Date of Designation:

No shares of the class or series of stock being withdrawn are outstanding.

The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: *

8. Signature: (Required)	x /s/ Vincent Napolitano	Date:	11/29/2023
Signature of Officer

This form must be accompanied by appropriate fees.

Revised: 1/1/2019

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AMENDED TO CERTIFICATE OF

DESIGNATION OF

FAVO CAPITAL, INC.

Pursuant to Section 78.1955 of the

Nevada Revised Statutes

SERIES C PREFERRED STOCK

On behalf of FAVO CAPITAL, INC., a Nevada corporation (the “Corporation”), the undersigned hereby certifies that the following resolution has been duly adopted by the board of directors of the Corporation (the “Board”) and the holders of a majority of shares of Series C Preferred Stock in the Corporation:

RESOLVED, that, pursuant to the authority granted to and vested in the Board by the provisions of the articles of incorporation of the Corporation and by the consent of the holders of a majority of shares of Series C Preferred Stock, the number of authorized shares of the Corporation’s preferred stock, $0.0001 par value per share, designated as “Series C Preferred Stock” (the “Series C Preferred Stock”) pursuant to that certain Certificate of Designation filed by the Corporation with the Nevada Secretary of State on June 8, 2023 (the “Certificate of Designation”) is hereby decreased from 25,000,000 shares to 18,750,000 shares; and

FURTHER RESOLVED, that, the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of Series C Preferred Stock set forth in the Certificate of Designation shall remain as set forth in the Certificate of Designation, subject only to the decrease in the authorized number of shares of Series C Preferred Stock as set forth above.

IN WITNESS WHEREOF, the undersigned has duly signed this Amendment to the Certificate of Designation as of this 22nd day of November, 2023.

FAVO CAPITAL, INC.

By:	/s/ Vincent Napolitano
Name:	Vincent Napolitano
Title:	CEO

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